Exhibit (r)(1)

Effective Date:  8/18/2011
Original Approval Date:  04/21/2004
Revisions:  8/18/2011; 05/20/2010; 02/03/2005

NT ALPHA STRATEGIES FUND
NT EQUITY LONG/SHORT STRATEGIES FUND
(each a "Trust"; collectively, the "Trusts")

CODE OF ETHICS

I.    Legal Requirement.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of a Trust or of its investment adviser or placement agent (as well as other persons) in connection with the purchase or sale by such person of a security "held or to be acquired" by the Trust:

A.	To employ any device, scheme or artifice to defraud the Trust;

B.
To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

D.	To engage in any manipulative practice with respect to the Trust's investment portfolios.

II.   Purpose of the Code of Ethics.

The Trust expects that its officers and trustees will conduct their personal investment activities in accordance with (i) the duty at all times to place the interests of the Trust's shareholders first, (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics (“Code”) and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (iii) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.  In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Section 204A-1 of the Advisers Act of 1940, as amended (the “Advisers Act”), the Securities and Exchange Commission’s (the “SEC’s”) Adviser’s Act Release No. 2256 and 1940 Act Release No. 26492 “Investment Adviser’s Codes of Ethics" (July 2, 2004), the SEC’s 1940 Act Release No. 23958 on “Personal Investment Activities of Investment Company Personnel,” Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994, and the SEC’s September

1994 Report on "Personal Investment Activities of Investment Company Personnel," the Trust's Board of Trustees has determined to adopt this Code on behalf of the Trust to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.  The Trust expects that its investment adviser and placement agent will adopt a separate code of ethics for their directors, officers and personnel that are consistent with the purpose of this Code and applicable regulations.

III.  Definitions.

A.
An "Access Person" means: (1) each trustee or officer of the Trust; (2) each employee (if any) of the Trust (and each director, officer, general partner or employee of any company in a control relationship to the Trust) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security.

For purposes of this Code, an "Access Person" does not include any person who is subject to the codes of ethics adopted by the Trust's investment adviser or the Trust's placement agent in compliance with Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Advisers Act.

B.
“Automatic Investment Plan” means a program in which regular periodic purchases or withdrawals are made automatically in  investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

C.
"Covered Security” for purposes of this Code is limited to securities of the Trust or securities issued by the underlying sub-funds in which the Trust invests, and does not include: (i) securities which the Trust is not permitted to purchase under the investment objectives and policies set forth in the Trust's then current private placement memorandum under the 1933 Act or the Company's registration statement on Form N-2; (ii) direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; (iii) shares of registered open-end investment companies; (iv) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control; and (v) securities acquired as a part of an Automatic Investment Plan.

D.	"Immediate Family" means a spouse, minor children and adults living in the same household as the Access Person.

E.	A “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the 1933 Act.

F.
"Restricted Trustee" or "Restricted Officer" means each trustee or officer of a Trust who is not also a director, officer, partner, employee or controlling person of the Trust's investment adviser, custodian, transfer agent or placement agent.

IV. Policies of the Company Regarding Personal Securities Transactions.

A.	General Policy.

No Access Person of a Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

B.	Specific Policies.

1.	Restrictions on Personal Securities Transactions by Access Persons Other Than Restricted Trustees.

a.
No Access Person who is not a Restricted Trustee may buy or sell a Covered Security for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining written authorization from the Chief Compliance Officer (the "CCO") of The Northern Trust Company of Connecticut ("NTCC"), the Company's investment adviser, or her designee prior to effecting such security transaction ("Pre-clearance Authorization").  Pre-clearance Authorization for such Covered Security transaction will be provided by the CCO of NTCC or her designee to the Access Person receiving the authorization (if granted) to memorialize that it was granted.  The CCO of NTCC or her designee will also provide a copy of the written authorization to the CCO of the Trust.

b.
Pre-clearance Authorization under paragraph IV.B.1.a., above, will expire at the close of business on the fifth (5th) trading day after the date on which such Pre-clearance Authorization is received.  The Access Person is required to obtain a new Pre-clearance Authorization for such transaction if the trade is not completed before the authority expires.

c.
No Pre-clearance Authorization will be given to an Access Person other than a Restricted Trustee to purchase or sell any security (1) on a day when the Trust has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Trust's investment adviser is considering that the same Covered Security for purchase or sale by the Trust.

2.	Restrictions on Personal Securities Transactions by Restricted Trustees.

The Trust recognizes that Restricted Trustees do not have on-going, day-to-day involvement with the operations of the Trust.  In addition, it has been the practice of the Trust to give information about the Covered Securities purchased or sold by the Trust or considered for purchase or sale by the Trust to Restricted Trustees in materials circulated more than fifteen (15) days after such Covered Securities are purchased or sold by the Trust or are being considered for purchase or sale by the Trust.  Accordingly, the Trust believes that less stringent controls are appropriate for Restricted Trustees, and that such persons shall not be subject to the Pre-clearance Authorization requirements of this paragraph IV.B., above.

V.  Procedures.

A.	Reporting of Holdings and Transactions

In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

1.
Each Access Person of the Trust other than a Restricted Trustee shall submit an initial holdings report in that lists all Covered Securities beneficially owned by the Access Person except as stated below.  This report must be submitted within ten (10) days of becoming an Access Person, must be current as of a date no more than forty-five (45) days before becoming an Access person and must include the title of each security, the number of shares held, and the principal amount of the security.  The report must also include a list of any securities accounts maintained with any broker, dealer or bank.

2.
Each Access Person of a Trust other than a Restricted Trustee shall also submit an annual holdings report no later than forty-five (45) days after the end of the calendar year.  Except as stated below, the annual holdings report must list all Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

3.
Each Access Person of the Trust other than a Restricted Trustee shall direct his or her broker to supply to the CCO of the Company, on a timely basis, duplicate copies of confirmations of all Covered Securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership1 and copies of periodic statements for all securities accounts.

1	You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

(a)	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

(b)
An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which tray be acquired upon exercise of any derivative security, or through conversion.

For interpretive guidance on this test, you should consult counsel.

4.
Except as stated below, each Access Person of the Trust, other than a Restricted Trustee,shall submit reports in substantially the form attached hereto as Exhibit A to the CCO of the Trust, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect benefit of the Access Person2.  Such reports shall indicate each transaction in a Covered Security where the Access Person knew at the time of the transaction or should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security was purchased or sold, or such Covered Security was being considered for purchase or sale, by the Trust.  Such reports shall be filed no later than thirty (30) days after the end of each calendar quarter.  An Access Person of the Trust need not make a quarterly transaction report if all the information required by this paragraph is contained in the brokerage confirmation or account statement required to be submitted under is received by the CCO of the Trust in the time period stated above.

5.
Each Restricted Trustee need not make an initial or annual holdings report but shall submit a quarterly report similar to that required under paragraph V.A.4., above, to the CCO of the Company, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Restricted Trustee, should have known that during the fifteen (15) day period immediately preceding or after the date of the transaction, such Covered Security was purchased or sold, or such security was being considered for purchase or sale, by the Trust.

6.
The reporting requirements of this Section V. do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have direct or indirect influence or control.

7.
The Trust's Administrator shall notify each Access Person of the Trust who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

B.	Review and Recordkeeping.

1.
The Trust's investment adviser and placement agent shall adopt, maintain and enforce separate codes of ethics, as may be required by statute or rule, with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of such codes of ethics and all amendments thereto shall be provided to the Trust's CCO, Administrator and counsel.

2	See footnote 1 above.

2.
The Board of Trustees, including a majority of the Restricted Trustees, shall approve this Code and the code of ethics of each investment adviser and placement agent of the Company, and any material amendments thereto.  Such approval must be based on a determination that such codes of ethics contain provisions reasonably necessary to prevent Access Persons of the Trust and its investment adviser and placement agent from engaging in any conduct prohibited under such codes of ethics and under Rule 17j-1 under the 1940 Act.  Any material changes to an investment adviser’s or placement agent's code of ethics must be approved by the Board no later than six (6) months after such change.  Before approving any material amendments to an investment adviser’s or placement agent's code of ethics the Board must receive a certification from the investment adviser or placement agent that has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

3.	The CCO of the Trust shall:

a.
review all initial holdings, annual holdings and quarterly transactions reports required to be made by the Trust's Access Persons pursuant to this Code, and as appropriate compare the reports with the Pre-clearance Authorizations received;

b.
maintain copies of this Code and the names of the persons who are required to report their securities transactions pursuant to the Code and the names of all persons responsible for reviewing such reports;

c.
keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of the CCO;

d.
submit to the Chairman of the Board of Trustees of the Trust within sixty (60) days after the end of each calendar quarter a written report listing (i) any transaction that appears to evidence a possible violation of this Code, or (ii) any apparent violation of the reporting requirements stated herein; and

e.
promptly investigate any securities transaction listed pursuant to subparagraph (d)(i) above and submit periodic status reports with respect to each such investigation to the Chairman of the Board of Trustees of the Trust.

4.	The CCOs of each of the Trust's investment adviser and placement agent or their designees, respectively, shall:

a.
maintain copies of the codes of ethics adopted by such investment adviser and placement agent and the names of the persons who are required to report their securities transactions pursuant to such codes of ethics and the names of all persons responsible for reviewing such reports;

b.
submit to the Board of Trustees of the Trust within sixty (60) days after the end of each calendar quarter a written report listing any transaction that constituted a violation of the code of ethics adopted by the Trust's investment adviser or placement agent and the disciplinary actions taken in response to such violation.

5.
At each quarterly Board of Trustees' meeting, the CCO of the Trust shall report on any reported securities transaction that occurred during the prior quarter that appears to have been inconsistent with the provisions of this Code.

6.
The Board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Trust.3

7.
At least once a year, the Trust's investment adviser and placement agent shall provide to the Board a report which contains: (a) a summary of existing procedures concerning personal investing by Access Persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Trust's experience, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under such codes of ethics or procedures since the last report, including but not limited to, information about material violations of such codes of ethics or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent their Access Persons from violating their respective codes of ethics.  The Trustees shall consider such written reports not less frequently than annually.

8.
This Code and any code of ethics that has been in effect during the last five (5) years, a record of any violation, a copy of each report made by an Access Person under this Code (including any written information provided in lieu of the reports under paragraph V.A.1.), any written reports provided pursuant to paragraph V.B.6., lists of all persons responsible for reviewing such reports and a record or any decision and the reasons supporting a decision to approve the acquisition by Investment Personnel of securities in a Initial Public Offering or Limited Offering, shall be preserved with the Trust's records for the period and in the manner required by Rule 17j-1.

VI.  Certification.

Each Access Person will be required to certify annually that he or she has read and understood this Code and any amendments to the Code, and will abide by them. Each Access Person will further certify that they have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics.  A form of such certification is attached hereto as Exhibit B.

3
Disciplinary action may include but is not limited to any action that has a material financial effect upon the individual involved, such as suspending, or demoting an employee, imposing a substantial fine or requiring the disgorgement of profits.

Exhibit A

NT ALPHA STRATEGIES FUND
NT EQUITY LONG/SHORT STRATEGIES FUND
(collectively, the "Trusts")

Securities Transaction Report

For the Calendar Quarter Ended
(month/day/year)

To:      Chief Compliance Officer of the Trusts

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trusts:

Security	Date of Transaction	No. of Shares/Units	Type of Transaction (Purchase, Sale, Gift)	Dollar Amount of Transaction	Price/Share or Unit	Broker/Dealer/Bank Through Which Transaction Effected

An asterisk (*) next to any transactions indicates a transaction in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Trusts.  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:	Date:

Print Name:

Exhibit B

NT ALPHA STRATEGIES FUND
NT EQUITY LONG/SHORT STRATEGIES FUND
(collectively, the "Trusts")

INITIAL/ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Trusts, the undersigned hereby certifies as follows:

1.	I have read the Trusts' Code of Ethics and any amendments;

2.	I understand the Code of Ethics and acknowledge that I am subject to it; and

3.
Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.

Signature:	Date:

Print Name: